VICTORIA 1522 Investments, LP

Code of Ethics and Business Conduct
and
Summary of the Regulatory Compliance Manual

This document is the property of Victoria 1522 Investments, LP (“VICTORIA 1522” or the “Company”) and must be returned to the Company should an employee's association with the Company terminates for any reason. The contents of this document are confidential, and should not be revealed to third parties. This Manual is not a full operations or regulatory compliance manual. It is intended to give sufficient information and guidance such that an employee may gain a broad understanding of the regulatory rules and requirements that VICTORIA 1522 is subject to. Employees must additionally view the full compliance policies and procedures contained in the Regulatory Compliance Manual. Circumstances vary and practices evolve. To retain flexibility and relevance, new policies, guidance and amendments may be promulgated by email or even verbally before ultimately being summarized in this document. Such communications should be considered to be as valid and binding as the formal guidance contained in this document and the Regulatory Compliance Manual Please consult VICTORIA 1522’s Chief Compliance Officer if you have any questions regarding the information contained herein.

March 31, 2008

Code of Business Conduct

As Employees of VICTORIA 1522, we are retained by our Clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our Clients our undivided loyalty - our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospects, their employer, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential material conflicts of interest with Client accounts - simply stated, no Employee should enjoy a benefit at the expense of any Client.

We expect all persons associated with VICTORIA 1522 to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our Clients.

You are encouraged to speak to the Chief Compliance Officer, or in his absence, the President, if you believe that changes or additions to, or deletions from, this Code of Ethics and Business Conduct and Summary of the Regulatory Compliance Manual (“Summary Manual”) may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel as though any of VICTORIA 1522’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date. Finally, in the absence of the Chief Compliance Officer, please contact the President if you need any clarification regarding the Code of Ethics and Business Conduct and Summary Manual or compliance matters in general.

VICTORIA 1522 IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. WE URGE YOU TO CONTACT THE CHIEF COMPLIANCE OFFICER ABOUT ANY ACTUAL OR SUSPECTED COMPLIANCE MATTER. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT VICTORIA 1522 WILL NOT BE JEOPARDIZED BY COMMUNICATING SUCH MATTERS TO THE CHIEF COMPLIANCE OFFICER OR TO THE PRESIDENT. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

You are required to complete the Code of Ethics and Business Conduct and Summary of the Compliance Manual Acknowledgement Form and the Code of Ethics and Business Conduct and Summary of the Regulatory Compliance Manual Certification, both initially upon the commencement of your employment with VICTORIA 1522 and annually thereafter. In addition, all Employees must be aware of and comply with the following undertakings:

•	be thoroughly familiar with the summary policies and procedures set forth in this Summary Manual;

•	be thoroughly familiar with the full policies and procedures set forth in the Regulatory Compliance Manual as such policies and procedures relate to Employees’ responsibilities;

•
notify the Chief Compliance Officer promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Summary Manual;

•
notify the Chief Compliance Officer promptly if you become aware of any practice that arguably involves VICTORIA 1522 in a conflict of interest with any of its advisory accounts, unregistered investment funds;

•
cooperate to the fullest extent reasonably requested by the Chief Compliance Officer so as to enable: (i) the Chief Compliance Officer to discharge his respective duties under the Summary Manual and (ii) VICTORIA 1522 to comply with the Federal Securities Laws to which it is subject; and

•	Notify the Chief Compliance Officer promptly if you become aware of any part of any disclosure document that you believe may be inaccurate, incomplete or out of date in any respect.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this Code or any of the policies, you are encouraged to discuss the situation confidentially with the Chief Compliance Officer or the President.

This Summary Manual and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein.

VICTORIA 1522 may amend this Summary Manual and/or adopt interpretations of the policies and procedures contained in the Summary Manual as it deems appropriate with the approval of the Chief Compliance Officer. All material amendments to, and new interpretations of, the Summary Manual shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations.

Code of Ethics

The Code of Ethics is predicated on the principle that VICTORIA 1522 owes a fiduciary duty to its Clients. 1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, VICTORIA 1522 must:

•
Place Client interests ahead of VICTORIA 1522’s - As a fiduciary, VICTORIA 1522 must serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Advisory Clients. This concept is particularly relevant when Employees are making personal investments in Securities traded by Clients.

•
Engage in personal investing that is in full compliance with VICTORIA 1522’s Code of Ethics - Employees must review and abide by VICTORIA 1522’s Personal Securities Transaction and Insider Trading Policies.

•
Avoid taking advantage of your position - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with VICTORIA 1522, or on behalf of an Advisory Client, unless in compliance with the Gift Policy below.

_________________________
1  S.E.C. and Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

•	Maintain full compliance with the Federal Securities Laws - Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to VICTORIA 1522’s Code of Ethics should be directed to the Chief Compliance Officer. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the Chief Compliance Officer. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All Employees of VICTORIA 1522 are to act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that VICTORIA 1522 expects from its Employees:

•
Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

•	Place the integrity of the investment profession, the interests of Clients, and the interests of VICTORIA 1522 above one’s own personal interests;
•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
•	Avoid and/or appropriately address any actual or potential conflict of interest;
•	Conduct all personal securities transactions in a manner consistent with this policy;
•
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
•	Maintain and improve your professional competence; and
•	Comply with applicable provisions of the Federal Securities Laws.

VICTORIA 1522 HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an exempted Security or the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

VICTORIA 1522’s Employees must have written pre-clearance for all personal securities transactions except for transactions taking place in the Exempted Securities noted below. VICTORIA 1522 reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Generally, Employees shall complete VICTORIA 1522’s Pre-Clearance Form (See Attachment A) or may request pre-clearance via email (by providing all information required in the Pre-Clearance Form). All pre-clearance requests must be submitted to the Chief Compliance Officer, or in his absence, the President. The Chief Compliance Officer shall obtain pre-clearance of his own personal securities transactions from the President. Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day. If the Employee wishes to transact in that Security on the following or any other day, they must again obtain pre-clearance.

The Company maintains a "Restricted List" which is a list of companies that VICTORIA 1522 may have material and/or non-public information. The Restricted List limits VICTORIA 1522’s ability to transact in the company’s securities for Clients as well as limits Employees' ability to personally purchase or sell such Securities as further described below. All Employees shall be responsible for knowing the contents of the Restricted List prior to effecting a personal security transaction.

Black-Out Period and Other Restrictions on Personal Investing Activities

Except in limited circumstances as determined by the Chief Compliance Officer and President, personal securities transactions of Employees are subject to the following restrictions:

1. If a purchase or sale order is pending or under active consideration for any Client or a particular Security is held in a Client account, neither the same Security nor any related Security or derivative of such Security may be bought or sold by an Employee subject to the following conditions:

•	Employees can purchase only after ten (10) calendar days have elapsed from the time VICTORIA 1522 has completed the buy program for all Clients.

•	Employees can sell only after ten (10) calendar days have elapsed from the time VICTORIA 1522 has completed the sell program for all Clients.

•
If an Employee holds a position in a particular Security that subsequently becomes a position held in the same Security or related Security by a Client, the Employee may liquidate his/her personal position only after ten (10) calendar days have elapsed from the time VICTORIA 1522 has completed the sell program for all Clients in that same Security or related Security.

2. Except for limited circumstances and subject to pre-clearance approval, VICTORIA 1522 forbids its Employees to trade opposite of the investment recommendations made to Clients.

3. Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities.

30-Day Holding Period

All Employee investments must be held for a minimum period of thirty (30) calendar days after purchase (from trade date). Under pressing and unforeseen circumstances, requests may be made to the Chief Compliance Officer to waive the minimum holding period for a particular transaction. Such waivers shall be granted infrequently and shall be documented by the Chief Compliance Officer as to the reason why the waiver was granted.

Reportable and Exempt Securities

VICTORIA 1522 requires Employees to provide monthly reports (See Reporting section below) regarding transactions and holdings in any Security, except that it does not include:

•	Direct obligations of the Government of the United States;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market Funds;
•
Shares issued by open-end Funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end Funds, none of which are Reportable Funds.

Commodities, futures and options traded on a commodities exchange, including currency futures, futures and options on any group or index of Securities shall be considered Securities.

Beneficial Interest

Employees are considered to have Beneficial Interest of Securities if they have or share a direct or indirect pecuniary interest in the Securities. Employees have a pecuniary interest in Securities if they have the ability to directly or indirectly profit from a Securities transaction.

The following are examples of indirect pecuniary interests in Securities:

•
Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Employees’ interests as a general partner in Securities held by a general or limited partnership; and
•	Employees’ interests as a manager/member in the Securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in Securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Interest by Employees of Securities held by a trust:

•	Ownership of Securities as a trustee where either the Employee or members of the Employees’ immediate family have a vested interest in the principal or income of the trust;
•	Ownership of a vested beneficial interest in a trust; and
•	An Employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Investments in Private Placements and IPOs

No Employee shall acquire, directly or indirectly, any Beneficial Interest in any Private Placement or IPO without first obtaining prior approval of the Chief Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client. The Chief Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a Client); and (b) conclude, after consultation with the President (who does not possess a personal interest in the issuer of the Private Placement or IPO), that none of VICTORIA 1522’s Clients have any foreseeable interest in purchasing such Security. A record of such approval by the Chief Compliance Officer and the reasons supporting those decisions shall be maintained. Please refer to Attachment B for a copy of the Private Placement and IPO Request and Reporting Form. The Chief Compliance Officer may request a copy of any offering materials (subscription agreement, etc.) associated with the Private Placement.

Reporting

The Company must collect two (2) reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: 1. Monthly Transaction and Holdings Reports and 2. Initial Holdings Reports.

These reports will enable VICTORIA 1522 to maintain compliance with Rule 204A-1 under the Advisers Act, as well as assist VICTORIA 1522 to determine with reasonable assurance any indications of trading abuses or the appearance of a conflict of interest with Client trades. Accordingly, each Employee shall report his/her securities transactions and holdings to Victoria 1522’s Chief Compliance Officer; the Chief Compliance Officer shall report his securities transactions and holdings to the President.

Monthly Transaction and Holdings Reports

Employees shall be required to report all Securities transactions that they have made in Securities accounts during the month, as well as any new Securities accounts that they have opened during the month. In order to fulfill this reporting requirement, Employees must report this information to the Chief Compliance Officer and the Chief Compliance Officer must report his Securities transactions to the President no later than ten (10) days after the end of each calendar month.

Initial Holdings Reports

New Employees are required to report to the Chief Compliance Officer all of their Securities and Securities accounts within ten (10) days after an individual becomes an Employee.

ACCESS PERSONS MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT. THE CHIEF COMPLIANCE OFFICER MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY ACCESS PERSONS.

Duplicate Copies

In order for VICTORIA 1522 to verify the accuracy of information submitted by Employees, Employees must either arrange for their brokers/custodians to furnish VICTORIA 1522 with duplicate account statements and/or brokerage confirmations or make alternative arrangements for submitting brokerage statements to the Chief Compliance Officer. A form brokerage letter is attached to this Policy as Attachment C.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the two (2) reporting requirements noted above. Specifically, an Employee is not required to submit:

1)	The Monthly Reporting Form for any transactions effected pursuant to an automatic investment plan.

2)
Any of the two (2) reports (i.e., Monthly Reporting Forms, Initial Reporting Forms) with respect to Securities held in Securities accounts over which the Employee had no direct or indirect influence or control. Note however, that the Chief Compliance Officer may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.).

The Chief Compliance Officer will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

Trading and Review

VICTORIA 1522’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, VICTORIA 1522 will closely monitor Employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term (60 days) trades;
•	Trading opposite of Client trades; and
•	Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market-timing activities. As part of internal monitoring, VICTORIA 1522 shall also conduct a post-trade review of Employees’ personal trading activities that focuses on the conflicts of interest noted above.

The President will monitor the Chief Compliance Officer’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If VICTORIA 1522 discovers that an Employee is personally trading contrary to the policies set forth above, the Employee may be requested to meet with the Chief Compliance Officer and President to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

VICTORIA 1522 takes the potential for conflicts of interest caused by personal investing very seriously. As such, VICTORIA 1522 requires its Employees to promptly report any violations of the Code of Ethics to the Chief Compliance Officer. VICTORIA 1522’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of VICTORIA 1522’s Personal Security Transaction Policy is determined to have occurred, the Chief Compliance Officer may impose sanctions and take such other actions as he deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the Chief Compliance Officer shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, VICTORIA 1522 has instituted procedures to prevent the misuse of Material Non-public Information.

In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or
•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee holds at least a 10% ownership interest and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements
•	Write-downs or write-offs of assets
•	Additions to reserves for bad debts or contingent liabilities
•	Expansion or curtailment of company or major division operations
•	Merger, joint venture announcements
•	New product/service announcements
•	Discovery or research developments
•	Criminal, civil and government investigations and indictments

•	Pending labor disputes
•	Debt service or liquidity problems
•	Bankruptcy or insolvency problems
•	Tender offers, stock repurchase plans, etc.
•	Information concerning upcoming research analyst recommendations (upgrades/downgrades) prior to dissemination
•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any Client or other individual/entity outside of VICTORIA 1522. Additionally, VICTORIA 1522 must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the Chief Compliance Officer. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of VICTORIA 1522’s fiduciary duty to Clients.  Selectively disclosing the portfolio holdings of a Client’s portfolio to certain Investors/outside parties may also be viewed as VICTORIA 1522 engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials and VICTORIA 1522’s website is subject to the Chief Compliance Officer’s approval in accordance with VICTORIA 1522’s Advertising and Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the Chief Compliance Officer and President. In determining whether or not to approve the dissemination of holdings information, the Chief Compliance Officer will consider, among other things, how current the holdings information is. However, in no case will the Chief Compliance Officer approve the dissemination of holdings information that is less than one (1) week old.

VICTORIA 1522 will provide certain information relating to the performance of the Funds to Investors, as requested.  All Investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Relationships with Clients/Investors

Given VICTORIA 1522’s standing in the investment community, it may from time to time retain executives of public companies and other well connected individuals as Clients/Investors. While VICTORIA 1522 may occasionally converse with these individuals as part of the normal course of its research/due diligence process, Employees must be aware that the relationship could provide an incentive to those individuals to divulge additional information (including Material Non-Public Information) to VICTORIA 1522 due to the potential for personal gain. Accordingly, Employees must be cognizant of this potential conflict when discussing investment matters with Clients/Investors that are employed by companies currently, or proposed to be invested in by VICTORIA 1522.

Utilizing Consultants for Research

The use of Consultants, either directly or through firms that provide access to consultants or other experts are an important component of VICTORIA 1522’s research process. Discussions with these industry experts provide VICTORIA 1522 with a greater understanding of industries, companies and the economy in general. When using the services of Consultants we must remain mindful of our obligations as participants in the securities markets, in particular we must take measures to ensure compliance with insider trading laws.

As noted, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or
•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

It is critical that we are mindful of this policy and these obligations when working with Consultants. Since it is often difficult to know whether the Consultant is an “insider” or is violating an obligation he is otherwise bound when consulting with us, we are establishing the following procedures for dealing with Consultants.

1.	The Chief Compliance Officer or the President must review the Consultant’s biographical information and approve the meeting in advance.

2.
At the commencement of the meeting, the VICTORIA 1522 representative must inform the Consultant (i) of the general purpose for conducting our meeting and (ii) that we do not want to be restricted in any securities, therefore we do not want to receive Material Non-Public Information. The VICTORIA 1522 representative also must inquire whether the Consultant is subject to any restriction related to the topic of the meeting. If the Consultant is currently employed, the VICTORIA 1522 representative must ask if the Consultant is allowed, under his employment, to participate in the meeting. If the Consultant cannot confirm that he is allowed to participate in the meeting, the VICTORIA 1522 representative must terminate the call. If the VICTORIA 1522 representative receives an answer to the foregoing questions that requires clarification, he should not proceed with the call until he is comfortable that continuing the conversation will not result in an improper discussion (this may include getting further clarification from the Consultant or advice from the Chief Compliance Officer or the President.

3.	The Chief Compliance Officer will occasionally audit meetings with Consultants.

If you believe you may have inadvertently become aware of Material Non-Public information, it is critical that you immediately inform the Chief Compliance Officer or the President, so that they can determine whether a company needs to be placed on VICTORIA 1522’s Restricted List.

If you have any questions with respect to this Policy, please discuss it with the Chief Compliance Officer or the President.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the Chief Compliance Officer or the President as soon as possible. From this point, the Employee, Chief Compliance Officer and/or President will conduct research to determine if the information is likely to be considered important to Investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

•	Shall not trade the Securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
•	Shall not engage in Securities transactions of any company, except in accordance with VICTORIA 1522’s Personal Security Transaction Policy and the securities laws.
•	Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.
•	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
•	Shall immediately report the potential receipt of non-public information to the Chief Compliance Officer and/or President.
•	Shall not proceed with any research, trading, etc. until the Chief Compliance Officer and/or President inform the Employee of the appropriate course of action.
•
The Chief Compliance Officer and/or President shall determine whether or not the company shall be placed on VICTORIA 1522’s Restricted List, and at what point the company comes off of the Restricted List.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may be granted written approval from the Chief Compliance Officer to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, VICTORIA 1522 may determine that it is in its clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of VICTORIA 1522 can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between VICTORIA 1522 and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, VICTORIA 1522 may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee should not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in such outside activities without the prior written approval from the Chief Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with VICTORIA 1522 and in which he or she knows VICTORIA 1522 might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Chief Compliance Officer, offering the particular opportunity to VICTORIA 1522, and obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest of an Employee in any VICTORIA 1522 business activity or transaction must be immediately disclosed to the Chief Compliance Officer. For example, if an Employee becomes aware that a transaction being considered or undertaken by VICTORIA 1522 may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the Chief Compliance Officer.

Loans

No Employee may borrow monies or other assets from or become indebted to, any person, business or company having business dealings or a relationship with VICTORIA 1522, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the Chief Compliance Officer. No Employee may use VICTORIA 1522’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the Chief Compliance Officer.

Dealings with Government and Industry Regulators

VICTORIA 1522’s policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against VICTORIA 1522. Employees are expected, if requested, to provide VICTORIA 1522 with reasonable assistance, including, but not limited to, meeting or consulting with VICTORIA 1522 and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

Political Contributions and Public Office

The following outlines VICTORIA 1522’s policies with respect to political contributions and public office:

•
Contributions by VICTORIA 1522 and Employees to politically connected individuals/entities with the intention of influencing Clients/Investors to the Company through political channels are strictly prohibited;

•	Soft money contributions by VICTORIA 1522 and Employees to political candidates are strictly prohibited;
•	Employees are prohibited from holding a public office if it in any way presents a material conflict of interest with VICTORIA 1522’s business activities.

Improper Use of VICTORIA 1522 Property

No Employee may utilize any property of VICTORIA 1522 or utilize the services of VICTORIA 1522, its principals or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Chief Compliance Officer. For this purpose, “property” means both tangible and intangible property, including VICTORIA 1522 and the Funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Protection of VICTORIA 1522’s Name

Employees should at all times be aware that VICTORIA 1522’s name, reputation, goodwill, and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of VICTORIA 1522’s name in any manner that could be misinterpreted to indicate a relationship between VICTORIA 1522 and any other entity or activity.

Employee Involvement in Litigation or Proceedings

Employees must advise the Chief Compliance Officer immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Gifts and Entertainment

Employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration:

•	that reasonably could be expected to compromise their own or another person’s independence and objectivity; or

•	that competes with, or might reasonably be expected to create a conflict of interest with, their employer’s interest unless they obtain written consent from all parties involved.

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable not lavish or extravagant in nature. Whether or not the Employee is accompanied to the event by the giver and the estimated cost of the meals, event, etc. exceeds $100, the Employee must report his/her attendance at the meal, event, etc. to the Chief Compliance Officer on Attachment E. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

Employees’ Receipt of Gifts - Employees must report their intent to accept a gift over $100 (either one single gift, or in aggregate on an annual basis) to the Chief Compliance Officer by completing Attachment E. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to VICTORIA 1522’s offices by service providers.

VICTORIA 1522’s Gift Giving Policy - VICTORIA 1522 and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval from the Chief Compliance Officer to give gifts in excess of $100 US Dollar equivalent to any client, prospective client or any individual or entity that VICTORIA 1522 is seeking to do business with.

Travel Expenses

Employees may charge against appropriate VICTORIA 1522 accounts normal and reasonable travel and travel-related expenses incurred for VICTORIA 1522’s business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. Travel expense limits are described in VICTORIA 1522’s Travel Guidelines. VICTORIA 1522 may reiterate its policy with Employees as necessary. Being cognizant of such travel costs is particularly important given the fact that the Funds reimburse VICTORIA 1522 for travel and other relevant costs associated with conducting research on companies considered for investment. Employees will generally not seek reimbursement for certain leisure expenses (such as movies, spa fees, golf, etc.) incurred while on business travel.

Client Privacy

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to their clients, who are Natural Persons, its policies and procedures regarding the use and safekeeping of client records and information.

Below are the summary procedures of VICTORIA 1522’s Client Privacy policy:

1.	VICTORIA 1522 shall not sell Non-Public Personal Information to anyone.

2.	Employees must be mindful of VICTORIA 1522’s procedures to safeguard Client/Investor records and Non-Public Personal Information (refer to Attachment F).

3.	Non-Public Personal Information may only be given to third-parties under the following circumstances:

•	To broker/dealers to open a Client’s brokerage account;
•	To other firms as directed by Clients/Investors, such as accountants, lawyers, etc.;
•	To specified family members (as authorized by law and/or the Client/Investor);
•	To third-parties as needed to provide requested services; and
•	To regulators and others, when required by law.

4.	Any suspected breaches to the Client Privacy policy must be immediately reported to the Chief Compliance Officer and/or the President.

5.
If an Employee receives a complaint regarding a potential identity theft issue from a Client/Investor or a party doing business with VICTORIA 1522, the Employee should immediately notify the Chief Compliance Officer.

6.
Extraneous documents containing any Non-Public Personal Information or sensitive consumer information shall be burned, shredded or destroyed (this includes documents earmarked for recycling). In addition, any Non-Public Personal Information saved in a storage medium that is being sold or disposed of, must be removed from the medium. Please refer to the “Document Destruction” procedure in the Maintenance of Books and Records policy.

Maintenance and Dissemination of Disclosure Documents and Filings

VICTORIA 1522 would be required to disclose all material facts relating to a legal or disciplinary event that would be material to a Client's/Investor’s evaluation of VICTORIA 1522's integrity or ability to meet its contractual commitments. Examples of the types of disciplinary information that the SEC believes are material and that the adviser and its employees must disclose include court proceedings, federal/state regulatory proceedings and self regulatory organization (“SRO”) proceedings. In addition, the adviser must disclose a proceeding before an SRO resulting in a fine in excess of $2,500 or a significant limitation on the adviser's or management person's investment related activities.

AN EMPLOYEE MUST ADVISE THE CHIEF COMPLIANCE OFFICER IMMEDIATELY IF HE OR SHE BECOMES INVOLVED IN OR THREATENED WITH LITIGATION OR AN ADMINISTRATIVE INVESTIGATION OR PROCEEDING OF ANY KIND, IS SUBJECT TO ANY JUDGMENT, ORDER OR ARREST, OR IS CONTACTED BY ANY REGULATORY AUTHORITY.

VICTORIA 1522 provides Clients/Investors with Part II of Form ADV and does not utilize a separate written disclosure document in lieu of Part II of Form ADV. The Chief Compliance Officer is responsible for ensuring that Parts 1A and Part II of VICTORIA 1522’s Form ADV (and attachments such as Schedules F and G) are properly maintained and disseminated. Accordingly, the Chief Compliance Officer will periodically review the Form ADV to ensure that it is accurate and complete. Such a review is most pertinent given changes in securities laws, industry practices and VICTORIA 1522’s advisory products and services. The Chief Compliance Officer may discuss disclosure issues with Employees to ensure that current disclosures are consistent with VICTORIA 1522’s practices. Employees are encouraged to review VICTORIA 1522’s disclosure documents and bring to the Chief Compliance Officer’s attention any disclosures that may require amendment/updating.

Client/Investor Complaints

From time-to-time, and despite its greatest efforts, VICTORIA 1522 may receive complaints from Clients/Investors. VICTORIA 1522 needs to appropriately respond to Client/Investor complaints and, as might be necessary, take corrective actions in an effort to prevent future complaints. VICTORIA 1522 shall investigate all Client/Investor complaints and respond to all complaints in a timely manner.

Any statement alleging any specific, inappropriate conduct on the part of VICTORIA 1522 constitutes a complaint. A Client/Investor complaint must be initiated by the Client/Investor and must involve a grievance expressed by the Client/Investor. It may be difficult to judge whether or not a communication from a Client/Investor constitutes a “complaint”. A mere statement of dissatisfaction from a Client/Investor about an investment or about investment performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the Chief Compliance Officer. In the event that a verbal conversation with a Client/Investor is deemed to be a complaint, Employees must complete the Oral Complaint Memorandum included as Attachment G.

When a complaint is received, the Employee receiving the complaint should immediately notify the Chief Compliance Officer. Employees are prohibited from responding to the Client/Investor without first contacting the Chief Compliance Officer. The Chief Compliance Officer may acknowledge the complaint in writing with the Client/Investor and/or the Client/Investor’s counsel.

Duty to Supervise

Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its Employees. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

VICTORIA 1522’s management recognizes its duty to supervise the actions of its Employees. Therefore, Employees must report to their supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. Employees must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of VICTORIA 1522. All activities reported by Employees may be done anonymously in order to protect the reputations of the Employees involved. VICTORIA 1522 shall fully review the matter and implement any necessary corrective or disciplinary action. VICTORIA 1522 requires the full commitment of its Employees to the tenets set forth in the Code of Conduct; Employees that elect to ignore and/or violate the tenets shall be disciplined as such including the possible termination of their association with VICTORIA 1522.

Investor Communications

Employees may occasionally receive requests from Clients/Investors to provide various written correspondence. While such requests can relate to a wide array of topics, the majority fall into one of the three categories listed below. Employees must forward the inquiry to the appropriate individuals and not respond to the inquiries without the consent of their supervisor:

Requests for detailed financial information. Such requests will be forwarded to the Chief Compliance Officer.

Requests for additional statement copies. Such requests will be forwarded to VICTORIA 1522’s Manager of Client Services, Fund Administration and Accounting or the Administrator.

Performance Inquiries. Such requests will be forwarded to VICTORIA 1522’s Manager of Client Services, Fund Administration and Accounting or the Administrator.

All Other Inquiries. All other inquiries that do not fall into one of the three categories noted above (such as questions about the periodic reports provided to Clients/Investors) are to be forwarded to either the Manager of Client Services or to the Accounting Analyst at VICTORIA 1522, based upon the nature of the inquiry.

Documentation of Investor/Client Communication - Communications with Clients/Investors relating to inquiries are generally maintained in the CRM system utilized by VICTORIA 1522. Employees must be mindful to log all conversations with Clients in that CRM.

Review of Third-Party Service Providers

VICTORIA 1522 utilizes unaffiliated third-parties to assist it in providing various services to its Clients. Accordingly, VICTORIA 1522 must ensure that the third-parties are completing the contracted services. The failure of the service providers to meet their obligations could not only subject VICTORIA 1522 to a precarious situation, but also could subject Clients to unnecessary risks associated with the inadequate or failed completion of the contracted services. Given the importance of certain of its service providers, VICTORIA 1522 periodically assesses its relationships with service providers and Employees are encouraged to provide meaningful input into the analyses.

Advertising and Marketing

VICTORIA 1522 must be mindful of compliance issues associated with marketing its Funds, which generally rely on the “safe harbor” provided by Regulation D under the Securities Act as well as Section 3(c)1 or Section 3(c)7 of the IC Act as exemptions from registration under each federal statute. A condition for exemption of both statutes places limitations on the ability of VICTORIA 1522 to offer the Funds. Specifically, VICTORIA 1522 is prohibited from offering or selling interests or Fund shares by any form of “general solicitation” or “public offering”.

The failure of VICTORIA 1522 to observe the conditions of the exemptions could potentially lead to violations of Section 4(2) of the Securities Act as well as mandatory registration of the Funds under the IC Act as registered investment companies. Additionally, if an offering were to violate Section 4(2), Investors may then be eligible for an investment refund without demonstrating fraud or any other wrongful act by the issuer.

VICTORIA 1522 has implemented the following non-exhaustive list of procedures to guide its marketing activities:

•	Employees are prohibited from distributing and marketing materials (including the Fund’s offering materials) without the consent of the Chief Compliance Officer and/or President;

•	Employees are prohibited from engaging in any marketing activities without the consent of the Chief Compliance Officer and/or President;
•	Any proposed presentation to, or interview with, the media by an Employee must be approved in advance by the Chief Compliance Officer and the President (Refer to the Media Communications policy) ;
•	Proposed articles in magazines and other publications must be approved in advance by the Chief Compliance Officer (Refer to the Press Releases and Article Reprints policy); and
•	An Employee who proposes to participate in a seminar or give a speech must pre-clear such activity with the Chief Compliance Officer and the President (Refer to Attachment H).

Solicitors

In the event that an Employee seeks to develop a relationship with an individual or entity to refer Clients/Investors to VICTORIA 1522 (whether or not VICTORIA 1522 is obligated to pay for such referrals), the arrangement must be reviewed and approved by the Chief Compliance Officer and President.

Maintenance of Books and Records

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in an office of VICTORIA 1522. VICTORIA 1522 intends on maintaining books and records in either hard copy or an electronic format. Employees that may have a need to remove original documents from VICTORIA 1522 must inform the Chief Compliance Officer, who must ensure that the documentation is returned in good order and maintained in accordance with Rule 204-2.

The Chief Compliance Officer has sole authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by the Chief Compliance Officer after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

If VICTORIA 1522 or any of its Employees are under any type of regulatory or legal investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by Outside U.S. Counsel. The Chief Compliance Officer is responsible for notifying Employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Electronic Communications

All software, files, e-mail messages, and voice mail messages on VICTORIA 1522’s computers, network, and communications systems are the property of VICTORIA 1522. These resources are made available by VICTORIA 1522 to facilitate your ability to do your job efficiently and productively. To that end, Employees are to use computers, software, phone systems and Internet access for the benefit of VICTORIA 1522. In addition, all VICTORIA 1522 related software, files, e-mail messages on personal computers, PDAs and similar sources must be maintained in accordance with this Electronic Policy (ePolicy).

This ePolicy applies to all electronic communications, including e-mail. Employees must act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, Investors, prospective clients, prospective investors and other Employees. An Employee’s use of VICTORIA 1522’s e-mail, computer, Internet and PDA is held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies. VICTORIA 1522 expects its Employees to use good judgment in their use of these systems.

As noted above, electronic communications systems, particularly the Internet and internal and external e-mail, are resources of growing importance for both regulators and our Clients/Investors. Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their use. Thus, all Employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network. One should always assume that nothing written in an e-mail communication is private.

VICTORIA 1522 reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via VICTORIA 1522’s electronic communications resources and all communications, information or materials created or stored on VICTORIA 1522’s network computer systems or on an Employee’s personal computer. Thus, Employees should be mindful that their e-mails may be reviewed on a random basis by VICTORIA 1522 or its authorized agents. At any time, VICTORIA 1522 may require an Employee to provide VICTORIA 1522 with any of their electronic access codes or passwords.

Trading

VICTORIA 1522 must be mindful of compliance and fairness issues associated with transacting in securities for Clients. Specifically, VICTORIA 1522 will be mindful of the following non-exhaustive list of trading issues:

•	Fair allocation of investment opportunities among Clients;
•	The mitigation or elimination any conflicts of interests associated with VICTORIA 1522’s trading processes, including but not limited to the receipt of soft dollars and client introduction;
•	Conducting short sales in accordance with the Federal Securities Laws;
•	Trade tickets/order memoranda (either electronic or paper) created to document securities transactions containing information required by Rule 204-2(a)(3) under the Advisers Act; and
•	Reconciliation of investment holdings, transactions and cash is completed in a timely and effective manner; and
•	Formal periodic and systematic evaluations of its brokerage relationships through meetings of the Brokerage Review Committee.

Soft Dollars

Consistent with its policy of obtaining best execution for its Clients when selecting broker-dealers, VICTORIA 1522 may receive research products or services that fall within the “safe harbor” established by Section 28(e) of the 34 Act, in connection with its allocation of Client portfolio brokerage transactions. With the exception of those Client agreements limiting soft dollar use to the “safe harbor” elements, VICTORIA 1522 may also have arrangements to receive other products or services that may fall outside the safe harbor of Section 28(e), where such use is fully disclosed to Clients and Investors and express written consent is received by VICTORIA 1522 to undertake such activity.

In the case of research products or services provided by a broker where a specific cost (either in dollars or commissions) is attributed to the product or service by the broker (e.g., non-proprietary research), Employees must seek approval for the product or service by submitting the Soft Dollar Product/Service Approval Form (refer to Attachment I) to the Chief Compliance Officer.

Investing/Trading Errors

It is the policy of VICTORIA 1522 that the utmost care be taken in making and implementing investment decisions of behalf of Clients; however, errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a Security or an amount of a Security that is inconsistent with a Client’s investment restrictions) or (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a Security other than that which the Chief Investment Officer/Portfolio Manager ordered may be purchased or sold).

To the extent that any errors occur in either the investment decision-making or trading processes, they are to be (a) corrected as soon as practicable via error accounts, (b) reported to the Chief Compliance Officer, and (c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary. All investing/trading errors must be documented via the Trade Error Reporting and Resolution Form included as Attachment J.

Portfolio Management

VICTORIA 1522’s investment personnel are responsible for implementing its investment strategies. Rule 206(4)-7(a) under the Advisers Act requires VICTORIA 1522 to develop a policy and procedures regarding its “Portfolio management processes, including consistency of portfolios with clients' investment objectives and applicable regulatory restrictions”. VICTORIA 1522’s Portfolio Management policy and procedures focuses on the following:

•	Describing how investment decisions are made, and the Employees responsible for ultimately making investment decisions on behalf of Clients;
•	Describing the tools utilized to assist VICTORIA 1522 in the investment decision-making process;
•	The process to monitor adherence to Clients’ investment restrictions and guidelines;
•	The process to identify and mitigate conflicts of interests that exist in the investment decision-making process; and
•	The documentation that exists to substantiate VICTORIA 1522’s investment decisions.

Contingency and Disaster Recovery Plan

The Contingency and Disaster Recovery Plan (“CDRP”) outlines the immediate and long-term contingency planning and recovery process of VICTORIA 1522. The purpose of the CDRP is to provide specific guidelines that VICTORIA 1522 will follow in the event of a failure of any critical business capability.

Contingency and Disaster Recovery Team

The following list provides both Employee and vendor support contact for each of our critical business areas:

Business Area	VICTORIA 1522 Coordinator	Vendor Contact	Vendor Contact Information
Physical Facilities	Chief Operating Officer	Salvador Ibanez de Opacua Victoria 1522 Investments, LP 244 California Street, Suite 610 San Francisco, CA 94111	work (415) 228-3233 cell (415) 640-1522

Communications	IT Consultant	Eivind Sukkestad Langtech Systems Consulting 733 Front Street, Suite 110 San Francisco, CA 94111	work (415) 364-9622
Client Services and Recordkeeping	Chief Compliance Officer	Salvador Ibanez de Opacua Victoria 1522 Investments, LP 244 California Street, Suite 610 San Francisco, CA 94111	work (415) 228-3233 cell (415) 640-1522
Hardware/Software	IT Consultant	Eivind Sukkestad Langtech Systems Consulting 733 Front Street, Suite 110 San Francisco, CA 94111	work (415) 364-9622
Executing and Clearing Firms/Custodians	Chief Compliance Officer	Salvador Ibanez de Opacua Victoria 1522 Investments, LP 244 California Street, Suite 610 San Francisco, CA 94111	work (415) 228-3233 cell (415) 640-1522
Training, Testing and Evaluation	Chief Compliance Officer	Salvador Ibanez de Opacua Victoria 1522 Investments, LP 244 California Street, Suite 610 San Francisco, CA 94111	work (415) 228-3233 cell (415) 640-1522

In the event of an emergency during regular business hours, the individual discovering the emergency should immediately contact the Chief Compliance Officer, and/or President. Immediately thereafter, Employees will be notified about the nature of the emergency with instructions regarding appropriate action. If necessary, an offsite emergency meeting will take place. If any other issues arise, Employees are instructed to contact the applicable Disaster Recovery Plan team member listed above.

Proxy Voting

Rule 206(4)-6 under the Advisers Act requires every investment adviser to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its clients. VICTORIA 1522 votes proxies for its Clients, and therefore has adopted and implemented a Proxy Voting policy and procedures. The Proxy Voting procedures include, among other things, provisions on how VICTORIA 1522 will address material conflicts that may arise in connection with its voting of proxies. If a material conflict of interest is identified in VICTORIA 1522’s proxy voting process, a meeting of the Proxy Voting Committee will convene. In accordance with the requirements set forth in Rule 206(4)-6, all Employees are obligated to report to the Chief Compliance Officer the existence of any arrangements that would create a material conflict of interest in VICTORIA 1522’s proxy voting process

Security/Investment Valuation Policy

The pricing of investments in Clients’ portfolios is governed by the general principle that VICTORIA 1522 is a fiduciary and, as such, must always act in the best interest of its Clients/Investors and provide full disclosure of all material facts.  Securities for which market quotations are “readily available” must be valued at market value, while all other investments and other assets must be valued at “fair value” as determined in good faith by VICTORIA 1522.

If a pricing issue arises, VICTORIA 1522 shall use its best efforts and all appropriate means to obtain all relevant information in order to determine a fair value. If it is deemed necessary or prudent, VICTORIA 1522 may hire an independent third party to provide an appraisal of the investment.

VICTORIA 1522 will continuously assess the availability and reliability of market quotations, and will regularly test the accuracy of their fair value prices by comparing them with values that are available from other sources, including actual trade prices, as well as quotations from pricing services and dealers. A determination that market quotations are no longer “readily available” would not preclude VICTORIA 1522 from concluding that the most recent closing market prices represent fair value. The most recent closing market prices generally should be considered, along with other appropriate factors, when determining the fair value of investments for which current market quotations are not readily available. Employees must be mindful of circumstances that may cause valuation issues for its securities and report the issues to the Chief Compliance Officer. This matter is of utmost importance on month-end valuation dates.

Custody and Safeguarding of Client/Investor Assets

Rule 206(4)-2 under the Advisers Act defines “custody” as holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

1.	Possession of client funds or securities;

2.
Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client funds or securities maintained with a custodian upon your instruction to the custodian; and

3.
Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives you or your supervised person legal ownership of or access to client funds or securities.

An investment adviser who has custody of client funds or securities must implement certain procedures to safeguard these assets. In addition, the adviser may have to comply with additional bookkeeping, auditing and disclosure requirements.

Given  VICTORIA 1522’s role as general partner to certain of the Funds, it is deemed to have custody over those Funds’ assets. VICTORIA 1522 will conduct all business operations in such a way that all Client/Investor cash and investments will be preserved in the safekeeping of Qualified Custodians. In no circumstances may Employees accept cash and/or negotiable securities from Clients/Investors.

VICTORIA 1522 Investments, LP

Code of Ethics and Business Conduct

and

Summary of the Regulatory Compliance Manual

Acknowledgement Form

I have read and understand the following policies and procedures contained in the Code of Ethics and Business Conduct and Summary of the Regulatory Compliance Manual recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with VICTORIA 1522. All questions that I may have had regarding the contents of this document, the full Regulatory Compliance Manual, or my responsibilities as outlined in those documents were addressed by the Chief Compliance Officer.

•	Code of Conduct
•	Code of Ethics
•	Client Privacy
•	Maintenance and Dissemination of Disclosure Documents
•	Client/Investor Complaints
•	Marketing and Advertising
•	Solicitors
•	Maintenance of Books and Records
•	Electronic Communications
•	Trading
•	Investing/Trading Errors
•	Portfolio Management
•	Contingency and Disaster Recovery Plan
•	Proxy Voting
•	Security/Investment Valuation
•	Custody and Safeguarding of Client Assets

Employee ______________________________________________________________
(Print Name)

Signature _______________________________________________________________

Date ________________________________________

VICTORIA 1522 Investments, LP

Code of Ethics and Summary of the Regulatory Compliance Manual

Certification

By responding to the forthcoming questionnaire, you are making an attestation that your responses are, to the best of your knowledge, accurate and truthful. The answers that you provide in response to the following questions will be forwarded to the Chief Compliance Officer for any necessary follow-up and review.

1.
I, or a member of my immediate family living in my household, serve as an officer or director of the following entities (please include public and private entities, both for profit and not-for-profit entities) or official in the following government:

☐  Not Applicable
(I do not serve as an officer or director of any entity or official in any government)

Entity/Government	Role/Title

2.	The following individuals are my family members that work at broker/dealers and/or companies in which VICTORIA 1522 conducts or seeks to conduct business:

☐  Not Applicable
(I am not aware of any family members that work at broker/dealers and/or companies in which VICTORIA 1522 conducts or seeks to conduct business)

Broker-Dealer/Company	Family Member	Role

3.	I have reported all of my Securities accounts and reportable Securities in 200_ in accordance with VICTORIA 1522’s Personal Security Trading Policy.

☐ True	☐ False

Explain:

4.	I have reported to the Chief Compliance Officer all instances in which I may have come into possession of information that I thought was material and/or non-public in 200_.

☐ True	☐ False
Explain:

5.	I reported all gifts and entertainment that I have received and given in accordance with VICTORIA 1522’s Gift and Entertainment policy in 200_.

☐ True	☐ False
Explain:

6.	I have contributed to political campaigns only in accordance with VICTORIA 1522’s Political Contributions policy in 200_.

☐ True	☐ False
Explain:

7.	I have properly used VICTORIA 1522’s name, properly used VICTORIA 1522’s property and have used reasonable judgment when incurring travel expenses on behalf of VICTORIA 1522 in 200_.

☐ True	☐ False
Explain:

8.
I have not disbursed/disclosed Non-Public Personal Information about Clients/Investors to individuals outside of VICTORIA 1522 other than permitted by law and/or for specified purposes noted in VICTORIA 1522’s Privacy policy in 200_.

☐ True	☐ False
Explain:

9.	I am not aware of any breaches to the Privacy policy during 200_.

☐ True	☐ False
Explain:

10.	I have reported all conflicts of interest in the proxy voting process (examples of which are contained in the Proxy Voting policy and procedures) that have come to my attention during 200_.

☐ True	☐ False
Explain:

11. As a supervisor, I have reported all material employee matters (i.e. misconduct, allegations, etc.) that have come to my attention during 200_ to Senior Management.

☐  Not Applicable
(I do not maintain supervisory responsibilities over other Employees)

☐ True	☐ False
Explain:

12.	I have not engaged in any marketing activities or disbursed any unapproved marketing materials during 200_.

☐ True	☐ False
Explain:

13.	I have not entered into any marketing arrangements with outside individuals during 200_ that have not been reported to Senior Management.

☐ True	☐ False
Explain:

14.
I have, to the best of my knowledge, maintained books and records in accordance with VICTORIA 1522’s Books and Records policy, including records related to proxy voting, security valuation, trade errors, accounting, etc..

☐  Not Applicable
(I am not responsible for maintaining any books and records that are required in accordance with VICTORIA 1522’s books and recordkeeping policy)

☐ True	☐ False
Explain:

15.	I have utilized my VICTORIA 1522 email account in accordance with VICTORIA 1522’s Electronic Communications policy in 200_.

☐ True	☐ False
Explain:

16.
I have not been subject to disciplinary action in 200_ that warrants disclosure on either Parts 1A or II of VICTORIA 1522’s Form ADV. If you have a question about what type of disciplinary action would warrant disclosure, please discuss with the Chief Compliance Officer.

☐ True	☐ False
Explain:

Definitions

The following defined terms are used throughout this Code of Conduct and Regulatory Compliance Manual, while other terms are defined within specific policies and procedures:

1.	Advisers Act - Investment Advisers Act of 1940
2.	Administrator - (To be determined), the Fund Administrator of VICTORIA 1522 Funds.
3.	Annual Holdings Report - Reports that are annually filed by Employees to report their Beneficial Interest in Securities.
4.
Automatic Investment Plan - A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

5.
Beneficial Interest - Employees are considered to have beneficial interest in Securities if they have or share a direct or indirect pecuniary interest in the Securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction (e.g., Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.)

6.	CCO - Salvador Ibanez de Opacua, VICTORIA 1522’s Chief Compliance Officer
7.	CEO - Josephine S. Jimenez, CFA, VICTORIA 1522’s President
8.	COO - Salvador Ibanez de Opacua, VICTORIA 1522’s Chief Operating Officer
9.	Consultants - Third-party experts utilized by VICTORIA 1522’s investment personnel as part of their analysis and research of companies.
10.	Clients - VICTORIA 1522’s separately-managed accounts and Funds
11.	Director of Research - Josephine S. Jimenez, CFA VICTORIA 1522’s Director of Research
12.	Employees - VICTORIA 1522’s officers, principals, directors and employees
13.
Federal Securities Laws - Means the Securities Act, Exchange Act, the Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to Funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

14.	Fund(s) - The private investment funds offered and managed by VICTORIA 1522.
15.	Initial Holdings Report - Reports that are filed by Employees to report their Beneficial Interest in Securities within ten (10) days of the start of their employment with VICTORIA 1522.
16.	Investors - Limited partners and/or shareholders in the Funds
17.	IC Act - Investment Company Act of 1940
18.
IPO - An “Initial public offering” is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

19.
Insider Trading - Although not defined in securities laws, Inside Trading is generally thought to be described as trading either personally or on behalf of others on the basis of Material Non-Public Information or communicating Material Non-Public Information to others in violation of the law

20.	Manual - VICTORIA 1522’s Code of Conduct and Regulatory Compliance Manual
21.
Material Non-Public Information - Information that has not been generally made available to the public that has a substantially likelihood that a reasonable investor would consider important in making an investment decision, or is reasonably certain to have a substantial effect on the price of a company’s securities.

22.	Natural Person - A living, breathing human being, as opposed to a legal entity.

23.
Non-Public Personal Information - Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. Examples of Non-Public Personal Information include: name, address, phone number (if unlisted), Social Security and tax identification numbers, financial circumstances and income, and account balances.

24.	Outside U.S. Counsel - Howard Rice Nemerovski Canady Falk & Rabkin
25.	Private Placement - Generally any private offering of a security, including private investment funds and securities issued by private companies.
26.
Qualified Custodian - (i) a bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act ; (ii) a broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934 holding the client assets in customer accounts; (iii) a futures commission merchant registered under Section 4f(a) of the Commodity Exchange Act, holding the client assets in customer accounts, but only with respect to Clients' Funds and Security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and (iv) a foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the Clients' assets in customer accounts segregated from its proprietary assets.

27.	Monthly Transaction Report - Reports that are filed on a monthly basis that report Employees’ personal transactions in Securities.
28.	Regulatory Compliance Manual - VICTORIA 1522’s complete Compliance Manual, which is designed to maintain compliance with Rule 206(4)-7(a) under the Advisers Act.
29.	Restricted List - Companies are put onto this list when they are prohibited for investment by VICTORIA 1522 or its Employees.
30.
Security - Means any note, stock, treasury stock, Security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

31.	Securities Account - Any type of account that holds any type of Security.
32.	Securities Act - Securities Act of 1933.
33.	34 Act - Securities Exchange Act of 1934.
34.	Senior Management - Generally VICTORIA 1522’s officers, directors and high-level supervisors.
35.	Summary Manual - This document, the Code of Ethics and Business Conduct and Summary of the Regulatory Compliance Manual.

Attachment A

VICTORIA 1522 Investments, LP

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.	Buy ____________ Sell ____________ Short ____________

2.	Security____________________________________________________

3.	Common Stock ______ Option_________ Debt__________ Other _________

4.	Symbol _______________

5.	Number of Shares/Contracts/Principal_____________________

6.	Brokerage Account Number_____________________

Custodian_______________________

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

8.	Any transaction described above establishing a position in a Security is undertaken with the intention of holding such position for at least thirty (30) days.

Employee: _______________________________________________
(Print Name)

Signature: ________________________________________________

Date: __________________

By signing below, the individual verifies that the proposed transaction described above does not violate VICTORIA 1522’s Personal Security Transaction Policy. Note: One signature is required for pre-clearance.

_______________________________________________	__________________
Chief Compliance Officer	Date

_______________________________________________	__________________
President	Date

Attachment B

VICTORIA 1522 Investments, LP

Private Placement & IPO Request and Reporting Form

Name of Issuer:___________________________________

Type of Security:___________________________________

Public Offering Date:___________________________________
(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this Private Placement or IPO to profit improperly from my position as an Employee of VICTORIA 1522;

2.	The investment opportunity did not arise by virtue of my activities on behalf of a Client of VICTORIA 1522; and

3.	To the best of my knowledge, none of VICTORIA 1522’s Clients have any foreseeable interest in purchasing this Security.

Furthermore, by signing below, I certify that I have read the VICTORIA 1522 Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand VICTORIA 1522 reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the Chief Compliance Officer at his request.

Employee:  ____________________________________
(Print Name)

Signature:_________________________________________

Date:_________________

Internal Use Only

_____  Approved  _____  Not Approved                     Person Approving: ____________________________

Reasons Supporting Decision to Approve/Disapprove: _________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

Attachment C
VICTORIA 1522 Investments, LP

Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re:  Account No._______________________________

Account Name________________________________

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

VICTORIA 1522 INVESTMENTS, LP
Attn: Salvador Ibanez de Opacua, Chief Compliance Officer
244 California Street, Suite 610
San Francisco, CA 94111

If you have any questions or concerns, please feel free to give me a call at (415) 228-XXXX. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc: Salvador Ibanez de Opacua

Attachment D
VICTORIA 1522 Investments, LP

Request for Approval of Outside Activity Form

The undersigned hereby requests approval to participate in the following outside activity:
___________________________________________________________________________

Name and address of company or organization: _____________________________________________

Nature of organization’s primary business or purpose: _____________________________________________

Is this a public company? (YES/NO) If YES, stock symbol: __________________

Complete description of anticipated role with organization: ____________________________________

________________________________________________________________________________

Describe any compensation you will receive: _______________________________________________

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢
I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am not aware of other Employees who are officers or directors of the organization noted above.

➢
I agree to adhere to the insider trading policies of both VICTORIA 1522 INVESTMENTS, LP (“VICTORIA 1522”) and the organization (as applicable), and not to communicate any material non-public information in my possession regarding the organization to VICTORIA 1522’s investment advisory or research staff.

➢	I will avoid participation in discussions regarding service, investment management, or other arrangements with VICTORIA 1522 or its affiliates, and will excuse myself from voting on any such matters.

___________________________________________________________________________

Signature of Employee: ______________________________________
Date: ____________________

Attachment E
VICTORIA 1522 Investments, LP

Gift Report

Employee(s) Receiving   ☐   Giving ☐   the Gift/Entertainment:

______________________________________________________________________________

Describe the Gift:
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Approximate Total Dollar Amount of Gift:                 US$__________________

Receiver/Giver of the Gift:
______________________________________________________________________________

______________________________________________________________________________

Has Employee Received/Given Additional Gifts from Receiver/Giver within the Past 12 Months? If yes, list the gifts received/given and the approximate Value of the Gifts:
______________________________________________________________________________

______________________________________________________________________________

Relationship of Receiver/Giver to VICTORIA 1522 and/or Employee(s):

______________________________________________________________________________

______________________________________________________________________________

Reason (if known) the Gift will be given by/given to VICTORIA 1522 and/or Employee(s):
______________________________________________________________________________

______________________________________________________________________________

Compliance Use Only

_____  Approved  _____  Not Approved                     Person Approving: ____________________________

Reasons Supporting Decision to Approve/Disapprove: _________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

Attachment F

VICTORIA 1522 Investments, LP

Procedures to Safeguard Investor Records and Non-Public Personal Information

VICTORIA 1522 shall strive to: (a) ensure the security and confidentiality of consumer, Client and former Client records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, Client and former Client records and information; and (c) protect against unauthorized access to or use of consumer or Client records or information that could result in substantial harm or inconvenience to any Client. Accordingly, the following procedures will be followed:

A. Confidentiality. Employees shall maintain the confidentiality of information acquired in connection with their employment with VICTORIA 1522, with particular care taken regarding Non-Public Personal Information. Employees shall not disclose Non-Public Personal Information, except to persons who have a bona-fide business need to know the information in order to serve the business purposes of VICTORIA 1522, its Clients, and/or Investors. VICTORIA 1522 does not disclose, and no employee may disclose, any Non-Public Personal Information about a Client/Investor or former Client/Investor other than in accordance with these procedures.

B. Information Systems. VICTORIA 1522 has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve Non-Public Personal Information.

Passwords and Access. Employees use passwords for computer access, as well as for access to specific programs and files. Non-Public Personal Information shall be maintained, to the extent possible, in computer files that are protected by means of a password system secured against unauthorized access.

Access to specific VICTORIA 1522 databases and files shall be given only to Employees who have a bona-fide business need to access such information. Passwords shall be kept confidential and shall not be shared except as necessary to achieve such business purpose. User identifications and passwords shall not be: stored on computers without access controls, written down, or stored in locations where unauthorized persons may discover them. Passwords shall be changed if there is reason to believe the password has been compromised and, in any event, changed periodically (i.e., at least once every 90 days) to maximize the security of Non-Public Personal Information. All access and permissions for terminated employees shall be removed from the network system promptly upon notification of the termination.

To avoid unauthorized access, Employees must be mindful to close out programs and lock their terminals when they leave the office for an extended period of time. Terminals and laptops not in use during the day shall be secured. Confidentiality shall be maintained when accessing the VICTORIA 1522 network remotely through the implementation of appropriate firewalls and encrypted transmissions.

System Failures. VICTORIA 1522 will maintain appropriate programs and controls (which may include anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures.

Electronic Mail. As a rule, Employees shall treat e-mail in the same manner as other written communications. However, Employees shall assume that e-mail sent from VICTORIA 1522 computers is not secure and shall avoid sending e-mails that include Non-Public Personal Information to the extent practicable.

Disposal. Electronic media, on which Non-Public Personal Information is stored, shall be formatted and restored to initial settings prior to any sale, donation, or transfer of such equipment.

C. Documents. Employees shall avoid placing documents containing Non-Public Personal Information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied or faxed shall be attended to by appropriate employees. Documents containing Non-Public Personal Information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care. Employees may only remove documents containing Non-Public Personal Information from the premises for bona-fide work purposes. Any Non-Public Personal Information that is removed from the premises must be handled with appropriate care and returned to the premises as soon as practicable.

D. Discussions. Employees shall avoid discussing Non-Public Personal Information with, or in the presence of, persons who have no need to know the information. Employees shall not discuss Non-Public Personal Information in public locations, such as elevators, hallways, public transportation or restaurants.

E. Access to Offices and Files. Access to offices, files or other areas where Non-Public Personal Information may be discussed or maintained is limited, and Employees shall enter such locations for valid business purposes only. Meetings with Clients and Investors shall take place in conference rooms or other locations where Non-Public Personal Information will not be generally available or audible to others. Visitors shall generally not be allowed in the office unattended.

F. Old Information. Non-Public Personal Information that is no longer required to be maintained shall be destroyed and disposed of in an appropriate manner.

G. Identity Theft.  An identity thief can obtain a victim’s personal information through a variety of methods. Therefore, Employees shall take the following actions to prevent identity theft:

a)
When providing copies of information to others, employees shall make sure that non-essential information is removed and that Non-Public Personal Information which is not relevant to the transaction is either removed or redacted.

b)
The practice of dumpster diving provides access for a would-be thief to a victim’s personal information. Therefore, when disposing of paper documents, paperwork containing Non-Public Personal Information shall be disposed of properly.

c)
To avoid a fraudulent address change, requests must be verified before they are implemented and confirmation notices of such address changes shall be sent to both the new address and the old address of record.

d)
Employees may be deceived by pretext calling, whereby an “information broker” or “identity thief” posing as an Investor, provides portions of the Investor’s Non-Public Personal Information (i.e., Social Security Number) in an attempt to convince an employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees shall make every reasonable precaution to confirm the identity of the Investor on the phone before divulging Non-Public Personal Information.

e)	VICTORIA 1522 prohibits the display of Social Security Numbers on any documents that are generally available or widely disseminated (i.e., mailing lists, monthly reports, etc.).

Employees could be responsible for identity theft through more direct means. Insider access to information could permit a dishonest employee to sell consumers’ personal information or to use it for fraudulent purposes. Such action is cause for disciplinary action at VICTORIA 1522’s discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities.

Attachment G

VICTORIA 1522 Investments, LP

Oral Complaint Memorandum

To:	Chief Compliance Officer

From:	Employee

Date:	Date

Re:	Oral Receipt of Client Complaint
____________________________________________________________________________

In accordance with VICTORIA 1522’s Client Complaint Policy, I am reporting my oral receipt of a Client/Investor complaint.

1.	Client/Investor Making Complaint

____________________________________________________________________________

2.	Date the Complaint was Received

____________________________________________________________________________

3.	Description and Nature of Complaint

____________________________________________________________________________

____________________________________________________________________________

4.	VICTORIA 1522 Employees noted by Client/Investor that were Involved in the Complaint

____________________________________________________________________________

5.	Action that I took upon Receipt of the Complaint

____________________________________________________________________________

____________________________________________________________________________

Employee:	_______________________________________________ (Print Name)

Signature:	_______________________________________________

Date:	_____________________________

Attachment H

VICTORIA 1522 Investments, LP

Approval to Conduct Formal Speaking Engagements

Pursuant to VICTORIA 1522 INVESTMENTS, LP’s Advertising and Marketing policy and procedures as set forth in its Code of Conduct and Regulatory Compliance Manual, the undersigned seeks to obtain approval to participate in a speaking engagement.

Date of speaking engagement:	_______________________________________________

Location of speaking engagement:	_______________________________________________

Sponsor of event:	_______________________________________________

Topic to be discussed by VICTORIA 1522 Employee(s) at speaking engagement:
_____________________________________________________________________________

_____________________________________________________________________________

Please indicate the supplemental materials (i.e. PowerPoint presentation, handouts, etc.) that you plan to utilize at the speaking engagement:

____________________________________________________________________________

Date on which the supplemental materials were approved for use: ____________________________

Are any costs associated with the undersigned’s attendance at speaking engagement (other than a meal or incidentals) paid by an entity other than VICTORIA 1522? If so, please list the costs:

____________________________________________________________________________

List the individual(s) requesting the speaking engagement:
_________________________________________

_________________________________________

Compliance Use Only

_____  Approved  _____  Not Approved                     Person Approving: ____________________________

Reasons Supporting Decision to Approve/Disapprove: _________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

Attachment I
VICTORIA 1522 Investments, LP

Soft Dollar Product/Service Approval Form

Please complete Part I of this Application and submit it to the Chief Compliance Officer for approval before obtaining a product or service with the expectation of directing commission dollars to the broker providing the service.

Part I - Requested by:

1.	Name: _______________________________ ____________________________________
Last	First

Date: _______________________________

2. The product or service will be used for the benefit of:

Funds
Separate Accounts
Particular Separate Account/Fund Identify:___________________________________________
Both Funds and Separate Accounts

3.	Name of product or service:
_____________________________________________________________________________

Provide a detailed description of the product or service (including who will use it and its purpose):
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

4.
Actual hard dollar cost of product or service: US$___________________. If the product or service consists of several parts for which the vendor(s) has identified separate prices, provide the price of each part separately in the table below:

Part	Price US$	Vendor
1.
2.
3.
4.
5.

5.	Paying Broker:_____________________________________________________________________

6.	Expected soft dollar/hard dollar ratio:
_____________________________________________________________________________

7.	Physical location where product will be located or where or to whom service will be provided:
_____________________________________________________________________________
_____________________________________________________________________________

8.	Will product or service be used for other than research services? Yes _______ No _______

9.	What percentage will be used for other than research?: ____

Part II - To be completed by the Chief Compliance Officer

1.	The product or service is (check one):

A. ___Brokerage	B. ___Research	C. ___Mixed use	D. ___None of the above

2.	Product or service is provided by the paying broker within the meaning of Section 28(e) (check one):

A. ___Yes	B. ___No

Comments: _____________________________________________________________________

______________________________________________________________________________

3.	The Committee and/or President has represented that target commissions paid are reasonable in relation to the value of the product or service provided (check one):

A. ___Yes	B. ___No

Comments: _____________________________________________________________________

______________________________________________________________________________

4.
The product or service is within the disclosure of items permitted to be obtained with soft dollars in VICTORIA 1522’s Form ADV, the Funds’ offering documents and other relevant disclosure documents (e.g., advisory contracts, fund private placement memoranda etc.):

A. ___Yes	B. ___No

Comments: _____________________________________________________________________

______________________________________________________________________________

5.	Commission dollars may be directed from the following accounts to acquire this service:

____ Funds
____ Separate Accounts
____Particular Separate Account/Fund Identify:___________________________________________

6.	The soft dollar expense is (check one):

A.	___ Approved in its entirety

B.	___ Mixed use - approved in part, _______________ (state the amount or percentage approved). (Indicate any changes in Notes column below.)

7.	Notes: ___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

Approval Continued
Signature of Chief Compliance Officer	Date	Notes

Attachment J

VICTORIA 1522 Investments, LP

Trade Error Reporting and Resolution Form

Client(s) Involved:
Client	Custodian	Account Number

Transaction Date:

Securities Involved:

VICTORIA 1522 Personnel Involved:

Cause for Error:

Resolution:

Total Amount of Gain/Loss:       US$      and %      of NAV/assets

Check Yes if the % of NAV/assets is greater than 0.5%     Yes     No

Chief Compliance Officer Acknowledgement: _________________________________________________

Backup Documentation Maintained:______________________________________________

Date: _____________________________